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                                                                    EXHIBIT 99.2


                                 CDI GROUP, INC.
                  SUMMARY OF VALUATION AND QUALIFYING ACCOUNTS
                                (in dollars)

INVENTORY                                                   BEGINNING                                                END OF
RESERVES                                                     OF YEAR           ADDITIONS         REDUCTIONS           YEAR
--------------------------------------------------------    ---------          ---------         ----------          -------

Fiscal 1999.............................................    $  50,882          $ 103,956         $        0          $ 154,838
Fiscal 1998.............................................    $ 113,220          $       0         $  (62,338)         $  50,882
Fiscal 1997.............................................    $ 108,779          $   4,441         $        0          $ 113,220

Note The Company has the demonstrated ability, based upon its contractual and other relationships with its vendors, to recover virtually all of the costs of excess, obsolete and damaged inventory upon return of such inventory to its vendors.